Exhibit 4.5


 THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED; ASSIGNED OR OTHERWISE DISPOSED OF UNLESS THIS WARRANT SHALL HAVE BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OF THIS OR SUCH SALE, TRANSFER, ASSIGNMENT OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PRO VISIONS OF THE ACT OR OF ANY APPLICABLE STATE SECURITIES LAW.

                        PERFORMANCE INTERCONNECT CORP.
                            (a Texas corporation)


     Warrant for the purchase of securities of Performance Interconnect Corp.

      VOID AFTER 5:00 P.M., EASTERN TIME, ON OCTOBER 22, 2002.

      FOR VALUE RECEIVED, Performance Interconnect Corp., a Texas corporation (the "Company"), hereby grants to USA Funding, Inc., or its assigns (the "Holder"), the right, subject to the provisions of this Warrant, to purchase from the Company at any time during the period commencing on the date hereof and expiring at 5:00 p.m., Eastern Time, on October 22, 2002 (the "Expiration Date"), 4,000,000 fully paid and nonassessable shares of the Company's authorized but unissued Common Stock (as hereinafter defined) at a price (the "Exercise Price") of $0.50 per share (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein).

           The term "Common Stock" means the common stock of the Company, together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor. The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

           Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

           1. Exercise of Warrant. This Warrant may be exercised, subject to the requirements set forth below, in whole or in part at any time or from time to time prior to 5:00 p.m., Central Time, on the Expiration Date, or, if such a day is a day on which banking institutions in Dallas, Texas are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant certificate to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price. Upon receipt by the Company of this Warrant certificate, together with the Exercise Price, at its office, or by the stock transfer agent if any, of the Company or at its offices, in proper form for exercise as described above, the Holder shall be deemed to be the holder of record for the shares of Common Stock issuable upon such exercise, even if the stock transfer books of the Company shall then be closed or certificates representing such shares of Common Stock shall not have been delivered to the Holder. The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

           2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and nonassessable.

          3. No Fractional Shares Issued. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Value (as hereinafter defined), on the business day prior to the exercise of this Warrant, of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.

          4.   Transfer.

               (a) Securities Law. Neither this Warrant nor the Warrant Stock issuable upon the exercise hereof has been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws and, unless so registered, may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption for such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Stock issued upon the exercise hereof, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon registration of the Warrants or Warrant Stock pursuant to the Act and applicable state securities laws, (ii) upon publication by the
     Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to the Commission, or (iii) upon receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, in the case of either (ii) or (iii), to the effect that the proposed transfer will not involve any violation of the registration provisions of the Act or of any applicable state securities laws.

               (b) Transfer. Except as restricted hereby, this Warrant and the Warrant Stock may be transferred by the Holder only in whole at any time. Upon surrender of this Warrant certificate to the Company with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

               (c) Rule 144A The Company will take, or will cause to be taken, such action as the Holder may reasonably request from time to time to facilitate any sale or disposition by the Holder of this Warrant or any Warrant Stock without registration under the Act and/or any applicable state securities laws within the limitations of the exemptions of any rule or regulation thereunder, including, without limitation, Rule 144A under the Act.

         5. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

        6.   Anti-Dilution Provisions.

        6.1. Adjustment of Number of Shares Purchasable. Upon any amendment to the Company's articles of incorporation changing the number of shares of Common Stock that the Company is authorized to issue, the number of shares of Common Stock purchasable hereunder automatically shall be adjusted to an amount (calculated to the nearest 1/100th of a share) equal to ten percent of the number of shares of Common Stock that the Company is then authorized to issue. Prior to the earlier of the Expiration Date or the exercise of this Warrant, the Company shall not amend its articles of incorporation to authorize the issuance of shares of capital stock with rights and benefits substantially equivalent to the Common Stock.

        6.2. Adjustment of Exercise Price. Upon and in connection with any adjustment in the number of shares of Common Stock purchasable hereunder, the Exercise Price automatically shall be adjusted to an amount (rounded to the nearest $0.01) equal to the quotient obtained by dividing $2,000,000 by the number of shares of Common Stock purchasable hereunder after such adjustment.

        6.3. Certificates and Notices.

             (a) Adjustments to Exercise Price. As promptly as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under this Section 6 to the Exercise Price (or to the number or kind of securities or other property deliverable upon the exercise of this Warrant), the Company shall, at its expense, deliver to the Holder of this Warrant an officer's certificate, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and the number of shares of Common Stork purchasable upon exercise of this Warrant after giving effect to such adjustment.

              (b) Extraordinary  Corporate  Events.    If  and  whenever  the
   Company subsequent to the date hereof shall propose to (i) pay any dividend to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock (including, without limitation, any cash dividend), (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv) engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v) consummate any sale, transfer or other disposition of its property, assets and business or the property, assets and business of any subsidiary of the Company as an entirety or substantially as an entirety, or (vi) commence or effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall deliver to the holder of this Warrant an officer's certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such officer's certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 20 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 20 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

             (c) Effect of Failure. Failure to give any certificate or notice, or any defect in any certificate or notice required under this
   Section 6.3 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares of Warrant Stock purchasable upon exercise of this Warrant.

        7.  Various Covenants of the Company.

         7.1. No Impairment or Amendment The Company shall not, and shall not permit Varga Investments, Inc. ("Varga") or I-Con Industries, Inc. ("I-Con") to, by any action including, without limitation, amending its charter, any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, (a) avoid or seek. to avoid the observance or performance of any of the terms of this Warrant or (b) impair or seek to impair the value of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Warrant Stock issuable upon exercise of this Warrant to be greater than the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the

   Company may validly issue fully paid and nonassessable shares of Warrant Stock, (c) will obtain and maintain all such authorizations, exemptions or consents from.any public regulatory body having jurisdiction as may be necessary to enable the Company to perform its obligations under this Warrant, (d) will not issue any capital stock or enter into any agreement the terms of which would have the effect, directly or indirectly, of preventing the Company from honoring its obligations hereunder, (e) will not engage in any transaction with its officers, directors, employees, directors or stockholders or their respective "associates" and "affiliates" (as such terms are used in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) on less than fair and reasonable terms or otherwise on less then an arm's-length basis, (f) will cause Varga and I-Con to take, or will not permit Varga or I-Con to take, any of the actions referred to in clauses
   (a), (b), (c), (d) or (e) above, and (g) will remain the sole holder of all of the issued and outstanding capital stock of Varga and all options, warrants or other rights to acquire any such capital stock, and (h) will cause Varga to remain the sole holder of all of the issued and outstanding capital stock of I-Con and all options, warrants or other rights to acquire any such capital stock. Without the prior written approval of the bolder hereof, which approval may be withheld in such holder's sole and absolute discretion, the Company shall not form or become the owner or holder of the capital stock of any subsidiary other than Varga and I-Con, and will not permit Varga or I-Con to form or become the owner or holder of any capital stock of any subsidiary other than, in the case Varga, I-Con.

         So long as any Warrants or shares of Warrant Stock are outstanding, the Company will acknowledge in writing, in form satisfactory to any holder of any such security, the continued validity of the Company's obligations hereunder.

         7.2. Listing on Securities Exchanges, etc. At all times following the exercise of this Warrant, the Company will use commercially reasonable efforts to maintain the listing of all shares of Warrant Stock on each securities exchange or market or trading system on which the Common Stock is then or at any time thereafter listed or traded.

         8. Legend and Stop Transfer Orders. Unless the shares of Warrant Stock have been registered under the Act, upon exercise of any of this Warrant and the issuance of any of the shares of Warrant Stock all certificates representing shares of Warrant Stock shall bear on the face thereof substantially the following legend, insofar as is consistent with applicable law:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND APPLICABLE STATE. SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, IS OBTAINED STATING THAT SUCH DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE REGISTRATION PROVISIONS OF THE OR OF ANY APPLICABLE STATE SECURITIES LAW."

         9. Registration.

             (a) Piggyback Registrations. Notwithstanding the provisions set forth above, the Company shall notify the Holder in writing at least thirty (30) days prior to filing any registration statement under the Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans) and will afford each such Holder an opportunity to include in such registration statement the Warrant Stock. If the registration statement is for an underwritten offering, the Company shall so advise the Holder and the right of Holder to be included in a registration shall be subject to reduction in the discretion of the underwriter (provided that any reduction by such underwriter shall be effected pro rata with respect to all persons or entities entitled to piggy-back registration of their securities in such offering) and conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Warrant Stock and Holder's execution of the underwriting agreement.

             (b) Payment of Expenses. All expenses incurred in connection with registration (excluding underwriters' discounts and commissions and the fees and expenses of counsel for the Holder), including, without limitation, all registration, blue sky and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

             (c)    Obligations of the Company.  Whenever required to  effect
   the  registration   of  the   Warrant  Stock,   the  Company   shall,   as
   expeditiously as reasonably possible:

                (i)   Prepare and file  a registration statement with respect
                    thereto and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for up to one hundred fifty (150) days.

                (ii)   Prepare  and  file  such amendments and supplements to
                    such registration statement and the prospectus used in connection wit such registration statement as may be necessary to comply wit the provisions of the Act.

                (iii).  Furnish to the Holder  such  number of  copies  of  a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as may be reasonably requested.

                (iv)   Use its best  efforts  to  register  and  quality  the
                    securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to quality to do business or to file a general consent to service of process in any such states or jurisdictions.

                (v)   In the event of any underwritten public offering, enter
                    into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement

                (vi)    Notify the Holder  at  any  time  when  a  prospectus
                    relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement or any document incorporated therein by reference, as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                (vii)     Furnish, at the  request of  any Holder  requesting
                    registration on the date that such Warrant Stock is delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration hi. form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriters, if any, and to the Holder.

                (viii)    Afford to  the  Holder all  rights  (including  the
                    right to conduct "due diligence" with respect to the Company) customarily afforded to selling stockholders in an underwritten public offering.

             (d) Indemnification. The Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint and several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any Preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or any documents incorporated therein by reference, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or Me or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement and the Company, at its option, shall either assume the defense thereof or will reimburse the Holder, partner, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided. however that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the Holder fails to promptly notify the Company of such claim or such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder. The obligations of the Company under this paragraph shall survive the completion of any offering of Warrant Stock.

             (e) Survival. The Company's obligations under this Section 9 shall survive. until the third anniversary of the date hereof.

         10. Representations and Warranties. The Company represents and warrants to the Holder that:

             (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 25,000,000 shares of Common Stock were issued and outstanding on the date hereof. Except as disclosed by the Company to the Holder in wilting prior to the date of the issuance of this Warrant, as of the date of the issuance of this Warrant, (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Company or any of the Company's subsidiaries of any capital stock or equity interests or securities convertible into or exercisable or exchangeable for such stock or equity interests; (ii) there are no agreements on the part of the Company or any of the Company's subsidiaries to issue, sell or distribute any securities or equity interests or any assets of the Company or any of the Company's subsidiaries; (iii) none of the Company or any of the Company's subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or equity interests or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no person or entity is entitled to (A) any preemptive or similar right with respect to the issuance of any securities or equity interests of the Company or any of the Company's subsidiaries, or (B) any rights with respect to the registration of any securities or equity interests of the Company or any of the Company's subsidiaries under the Act.

             (b)    The Company  is  a corporation  duly  organized,  validly
   existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to execute, deliver and perform its obligations under this Warrant and to conduct its business as presently conducted. The Company is duly qualified and authorized to do business as a foreign corporation and is in good standing in all states in which such qualification and good standing are necessary or desirable for the conduct by the Company of its business or the performance by the Company of its obligations hereunder. The execution, delivery and performance by the Company of this Warrant do not and will not constitute (a) a violation of any applicable law or the Company's articles or certificate of incorporation or bylaws or (b) a material breach of any other document, agreement or instrument to which the Company is a party or by which the Company is bound. This Warrant has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by the Company of this Warrant.

         11. Notice. All notices hereunder shall be in wilting and shall be deemed given (a) when delivered personally, (b) the next business day when sent by nationally recognized overnight courier service procuring a return receipt, or (c) within three business days after mailing when by certi5ed or registered mail, return receipt requested, to the Company at 1101 Pamela Drive, Euless, Texas 76040, or to the Holder at its address on the Company's records or at such other address of which the Company or Holder has been advised by notice hereunder.

         12.  Applicable Law.   This Warrant is  issued under  and shall  for
   all purposes governed by and construed in accordance with the laws of the State of Texas.

         13. Miscellaneous. This Warrant represents the entire agreement of the Company with respect to the subject matter hereof and may be changed only by a written agreement executed by the Company and the Holder.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf in its corporate name, by its duly authorized officer, all as of October 22, 1997.


                                  PERFORMANCE INTERCONNECT CORP.

                                  By: /s/
                                     --------------------------
                                     Name: ____________________

                                     Title:
                                           --------------------

                               ASSIGNMENT FORM


           For value received, the undersigned _______________, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of the capital stock covered thereby set forth below, unto:

     Name and address of Assignee                    Number of Shares
     ----------------------------                    ----------------



 Date:

 Name of Holder:


 By: ____________________________

                            WARRANT EXERCISE FORM

         1. The undersigned Warrant Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to the Warrant Stock, as defined in the Warrant of Performance Interconnect Corp. (the "Company").

         2. The undersigned Warrant Holder elects to pay the aggregate exercise price for such Warrant Stock in the following manner

              (a) by  lawful  money  of  the  United  States  or the enclosed certified check or postal or express money order payable in United States dollars to the order of the Company in the amount of $______________; or

              (b) by wire transfer of United States funds to the  account  of the Company in the amount of $_____________, which transfer has been made before or simultaneously with the delivery of this Warrant Exercise Form pursuant to the instructions of the Company.


         3. Please issue a stock certificate or certificates representing the appropriate number of shares of Warrant Stock in the name of the undersigned or in such names as is specified below:



              Name: ___________________________________________

              Address: ________________________________________

              Tax Identification No. __________________________

              HOLDER:__________________________________________

              By: _____________________________________________

              Date: ___________________________________________




   Note: The signature of the Warrant Holder must conform in all respects to the Warrant Holder as specified on the face of the Warrant, or Assignment, without alteration, enlargement or any change whatsoever